Exhibit 99.1

For Immediate Release

INC Research and inVentiv Health Announce Successful Completion of Merger

Combination Creates the Only Fully Integrated Biopharmaceutical Solutions Organization with Combined

Net Revenue of More Than $3 Billion

Relaunch Under New Brand Planned for 2018

RALEIGH, N.C. and BOSTON – August 1, 2017 – INC Research Holdings, Inc. (Nasdaq:INCR), a leading global Phase I-IV Contract Research Organization (“CRO”), and inVentiv Health, Inc., a leading, privately held global CRO and Contract Commercial Organization (“CCO”), today announced the successful completion of their previously announced merger. The combination creates the only fully integrated biopharmaceutical solutions organization, including an end-to-end CRO and CCO. INC Research/inVentiv Health will continue to trade on the Nasdaq Global Select Market under the symbol “INCR.” The combined company will be known as INC Research/inVentiv Health on an interim basis until a relaunch under a new brand in 2018.

Alistair Macdonald, Chief Executive Officer, INC Research/inVentiv Health, said, “The closing of this deal marks the beginning of an industry-changing new company, purpose-built to achieve the singular goal of accelerating biopharmaceutical performance. INC Research/inVentiv Health will address new market realities through shared clinical and commercial expertise, data and insights to meet the needs of biopharmaceutical companies of all sizes. This strategic combination enhances our ability to facilitate approvals and product launches in multiple markets worldwide, and the value we offer to employees, customers and our shareholders.”

Michael Bell, Executive Chairman of the Board of Directors and President, Commercial Division, INC Research/inVentiv Health, added, “With the industry’s most comprehensive clinical and commercial solutions continuum, the Board and I are confident in the company’s ability to meet the needs of biopharmaceutical companies who are navigating an increasingly complex marketplace. Customers will benefit from enhanced global scale, deep therapeutic alignment and integrated solutions, including market access and Real World Evidence. We are pleased with transition progress to date, look forward to supporting our talented management team and are committed to enabling our customers to speed the delivery of therapies to the patients who need them most.”

Management and Governance

INC Research/inVentiv Health is led by an established leadership team that reflects the strengths and capabilities of both companies. Alistair Macdonald is Chief Executive Officer, previously serving as Chief Executive Officer of INC Research. Greg Rush is Chief Financial Officer, previously serving as Executive Vice President and Chief Financial Officer of INC Research. Michael Bell, Chief Executive Officer of inVentiv Health before the merger, is Executive Chairman of the Board of Directors and President, Commercial Division.

About INC Research/inVentiv Health

INC Research/inVentiv Health (Nasdaq:INCR) is the only fully integrated biopharmaceutical solutions organization. Our company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to address new market realities where clinical and commercial share expertise, data and insights to accelerate biopharmaceutical performance. With more than 22,000 employees and the ability to support customers in more than 110 countries, our global scale and deep therapeutic alignment enables INC Research/inVentiv Health to help customers successfully navigate an increasingly complex environment. For more information, visit incresearch.com or inventivhealth.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability of INC Research/ inVentiv to integrate its businesses successfully and to achieve anticipated synergies, (ii) the possibility that other anticipated benefits of the transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (iii) litigation relating to the transaction that has been or potentially could be instituted against INC Research/inVentiv or its directors, (iv) possible disruptions from the transaction that could harm INC Research/inVentiv’s business, including current plans and operations, (vii) the ability of INC Research/ inVentiv to retain, attract and hire key personnel, (v) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement of the merger, (vi) potential business uncertainty, including changes to existing business relationships, after the merger that could affect INC Research/inVentiv’s financial performance, (vii) continued availability of capital and financing and rating agency actions, (viii) legislative, regulatory and economic developments and (ix) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the definitive proxy statement that has been filed with the Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the definitive proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on INC Research’s or inVentiv’s consolidated financial condition, results of operations, credit rating or liquidity. Unless legally required, INC Research does not assume any obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

Contacts

Investor Relations:

Ronnie Speight

Vice President, Investor Relations

+1 919 745 2745

investor.relations@incresearch.com

Press/Media:

Lori Dorer

Senior Director, Corporate Communications

+1 919 745 2890

corporate.communications@incresearch.com

Danielle DeForge

Senior Director, External Communications

+1 202 210 5992

danielle.deforge@inventivhealth.com